                                                                   Exhibit 10.15


                                                        Agreement No. 9800051509

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                           MASTER SERVICES AGREEMENT

  U S WEST Communications Services, Inc. ("Customer") and Critical Path, Inc.
                         ("Supplier") agree as follows:

1. Scope: This Master Services Agreement ("Agreement") provides the general terms and conditions that shall apply to the services (the "Services") and the deliverables developed specifically for Customer at Customer's request (the "Deliverables") to be provided by Supplier to Customer under this Agreement.
The Services and Deliverables will be provided pursuant to statements of work and other addenda (collectively, "Statements of Work") attached to and made a part of this Agreement, each of which shall describe the functional specifications ("Specifications"), other requirements and additional terms and conditions relating to the Services and/or Deliverables. In the event of a conflict between a provision or provisions of this Agreement and a provision or provisions of a Statement of Work, the Statement of Work shall apply with respect to the Services and/or Deliverables specified in such Statement of Work. Customer's Affiliates may purchase Services and Deliverables under the terms and conditions of this Agreement. "Affiliate" means any entity which directly or indirectly controls, or is controlled by, or is under common control with, Customer. "Control" means (i) for corporate entities, direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (ii) for non-corporate entities, direct or indirect ownership of fifty percent (50%) or greater of the equity interest.

2. Term: This Agreement shall be effective on December 10th, 1998 and shall expire on December 31st, 1999. The Agreement may be extended by the parties by executing a separate written agreement of extension prior to the expiration of the term.

3. Invoices and Payments: Supplier will issue invoices within thirty (30) days following completion of Services or on a monthly basis for ongoing Services, unless otherwise specified in the Statement of Work. Invoices will contain an itemized description of Services performed, expenses, charges, costs, and all state, federal, sales, or other applicable taxes separately. Undisputed invoices will be paid within thirty (30) days of receipt. Payment shall not constitute acceptance or approval of Services. All late payments shall bear interest at the rate of one and one-half percent (1-1/2 percent) per month or, if lower, the maximum amount allowable under applicable law, with interest accruing from the date due until the amount due is paid.

4. Warranty: Services shall be performed in a professional manner, consistent with industry standards. With respect to each Deliverables, unless otherwise specified in the Statement of Work, Supplier warrants that, for a period of six weeks commencing on the acceptance of the Deliverable (the "Warranty Period"), the Deliverable under normal use will operate substantially in accordance with the functional Specifications during the Warranty Period. Customer acknowledges that the development of computer software is not an exact science and the Supplier does not warrant that the Deliverables will operate at all times without interruption or will be error-free. Supplier's entire liability and the Customer's exclusive remedy for any breach of the foregoing remedy shall be that Supplier, at Supplier's own expense, shall exercise commercially reasonable efforts to repair any reproducible defect in the Deliverable reported to Supplier by the Customer during the Warranty Period that causes the Deliverable not to operate substantially in accordance with the functional Specifications. If Supplier is unable to so repair the Deliverable within thirty (30) days of notice by Customer of such defect, Customer shall be entitled to a refund of the development fees paid under this Agreement to Supplier, in an amount that Customer and Supplier reasonably determine is the amount by which the value of the Deliverable is reduced due to its defects.

OTHER THAN THE FOREGOING, THE SERVICES AND ALL DELIVERABLES ARE PROVIDED BY SUPPLIER TO CUSTOMER AND CUSTOMER'S USERS "AS IS" AND SUPPLIER AND ITS SUPPLIERS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE SERVICES OR THE DELIVERABLES AND SPECIFICALLY DISCLAIM THE WARRANTIES OF MERCHANTABLITITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.

5. Confidential Information and Property: "Confidential Information" shall mean any and all business, technical or third-party information (including but not limited to marketing plans, financial data, specifications, drawings sketches, models, samples, computer programs, or documentation) marked or otherwise designated as confidential or proprietary and provided, disclosed or made available under this Agreement. All Confidential Information shall remain the property of the disclosing party. The parties shall restrict access to the Confidential Information to employees or agents who have a "need to know". The parties, employees or agents, shall not disclose the Confidential Information to any third party and shall treat the Confidential Information in the same way it treats its own Confidential Information of like kind. This provision will not apply to information which is in the public domain, is previously known to the receiving party without obligation or confidentiality, is independently developed by the receiving party or is obtained by the receiving party from a third party that does not have an obligation to keep the information confidential. The parties will not make any copies of the Confidential Information and Supplier will not remove any property from Customer's premises without prior approval.

6. Work Product: Unless otherwise specified in the Statement of Work, and subject to Supplier's ownership of the Background Technology (as defined below), all Deliverables, in any medium, that are specifically identified in a Statement of Work and prepared or originated specifically for Customer at Customer's request under this Agreement shall be the property of Customer and are deemed works for hire, and to the extent they may not be works for hire, Supplier assigns to Customer all rights, title and interest in and to such Deliverables ("Work Product"), including rights to copyright. If the Deliverables include any code, data, modules, components, designs, utilities, subsets, objects, processes, tools, features, functionality, interfaces, technology or other items
(a) previously developed, owned, copyrighted or otherwise used by Supplier or its subcontractors, or (b) that are not specifically identified as Deliverable in the


                                     Page 1

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

                                                      Agreement No. 9800051509

Statement of Work and prepared or originated specifically for Customer at Customer's request, such items ("Background Technology") shall be and remain the property of Supplier and its subcontractors or suppliers. Supplier grants to Customer a royalty-free, non-transferable, non-exclusive license to copy and use the Background Technology only in connection with use of the Deliverables for their intended purpose as specified in the Statement of Work.

7. Independent Contractor: Supplier certifies that it is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of Customer; that it has no authority to act for or bind Customer; that Supplier may and does work for other customers; that any persons provided by Supplier shall be solely the employees or agents of Supplier under its sole and exclusive direction and control. Supplier is solely responsible for the hours of work, methods of performance and payment of its employees and agents. Supplier is solely responsible for providing worker's compensation, unemployment, disability insurance and social security withholding for its employees and agents, and shall comply with all other federal, state and local, rules and regulations. Supplier is responsible for and shall pay all assessable federal and state income tax on amounts paid under this Agreement.

8. Indemnification: Each party (the "Indemnitor") shall indemnify, hold harmless and defend, the other party, its officers, directors, Affiliates, agents and employees (the "Indemnitees") from any and all claims, demands, litigation, expenses and liabilities (including costs and attorneys' fees) ("Liabilities") arising from or incident to any act, omission, negligence or performance under this Agreement by the Indemnitor, its customers, agents or representatives. This indemnity shall not apply to the extent the Liability is the result of the negligence or misconduct of the Indemnitee, its customers, agents or representatives, or to the extent liability is disclaimed or limited by either party under this Agreement. The indemnity obligations set forth in this Article are contingent upon: (a) the Indemnitee giving prompt written notice to the Indemnitor of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim; and (c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s).

9. Infringement: If the Services or Deliverables are held to be infringing, or where Supplier believes any Services or Deliverables may be infringing, or where Customer's use of Services or Deliverables is restricted as a result of a claim of infringement, then Customer's sole and exclusive remedy and Supplier's sole and exclusive liability, shall be, at Supplier's expense, to either obtain the right for Customer to continue using the Services or Deliverables or replace or modify the Services or Deliverables with a non-infringing service or deliverable of equivalent functionality. If neither of the alternatives is reasonably possible, then with respect to infringing Deliverables, Supplier shall refund a pro-rata portion of the fees paid by Customer to Supplier for the Deliverables out of which the claim arose, and with respect to infringing Services, this Agreement or the applicable Statement of Work may be terminated by either party.

10. Limitation of Liability; Except for breach of Article 5, entitled "Confidential Information and Property", and except for liability under Article 8, "Indemnification", neither party is liable to the other for consequential, incidental, indirect, punitive or special damages, including commercial loss and lost profits, however caused and regardless of legal theory or foreseeability, directly or indirectly arising under this Agreement, even if a party has been advised of the possibility of such damages.

11. Insurance: Supplier and any subcontractors, shall maintain insurance as follows: (a) Commercial General Liability covering claims for bodily injury, death, personal injury or property damage with minimum limits of $1 million each occurrence with a General Aggregate limit of $2 million and naming Customer as an additional insured as its interest may appear with respect to this Agreement;
(b) Comprehensive Automobile Liability covering ownership, operation and maintenance of all owned, non-owned and hired automobiles used in connection with the performance of this Agreement, with minimum limits of $1 million each occurrence; (c) Worker's Compensation with statutory limits as required in the state where the Services are being provided and Employers' Liability or "Stop Gap" coverage with limits of $100,000 each accident. Customer shall be given thirty (30) days advance written notification of any cancellation or material change of the policy. Supplier shall forward certificate(s) of insurance to Customer prior to commencement of Services and upon renewal of insurance during the term of this Agreement.

12. Safety, Health and Accident Reports: The safety and health of Supplier's employees and agents brought on Customer's premises shall be the sole responsibility of Supplier. While on Customer's premises, Supplier shall comply with all local, state and federal environmental, health and safety requirements, including those relating to the use and handling of hazardous materials. Supplier shall report all accidents, injury-inducing occurrences or property damage arising from the performance of Services at Customer's premises. Supplier's employees and agents on Customer's premises shall comply with all plant rules and regulations provided by Customer to Supplier.

13. Compliance With Laws: Each party shall, at its expense, obtain all permits and licenses, pay all fees, and comply with all federal, state and local laws, ordinances, rules, regulations and orders applicable to the party's performance under this Agreement. Supplier acknowledges that any Services provided under this Agreement may be subject to The Telecommunications Act of 1996.

14. Termination for Convenience; Cancellation: Either party may terminate this Agreement, in whole or in part (unless otherwise provided in a Statement of Work), for its convenience upon thirty (30) days prior written notice.
Supplier shall be entitled to payment for the Services and Deliverables completed in accordance with the terms and conditions herein as of the date of termination or cancellation. Customer shall be entitled to receive all Work Product in progress or completed as of the date of termination or cancellation. Customer shall have no other liability arising out of termination or cancellation of this Agreement.

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                               a need to know

                                                      Agreement No. 9800051509

Either party may cancel this Agreement immediately, in whole or in part, for default, breach, insolvency, bankruptcy, inability to pay debts, or similar financial circumstances by the other. If the default or breach is reasonably capable of cure, the non-defaulting party shall give the other party written notice and reasonable opportunity to cure. The provisions of the Articles on Confidential Information and Property, Work Product, Indemnification, Limitation of Liability, Compliance with Laws and Dispute Resolution, shall survive the termination or cancellation of this Agreement or any Statement of Work. In addition, if this Agreement is terminated prior to the termination of any Statement of Work, all applicable provisions of this Agreement shall survive until expiration or termination of the Statement of Work.

15. Dispute Resolution: Any dispute, controversy or claim concerning or relating to this Agreement shall be resolved in the following manner:

        15.1 The parties agree to use all reasonable efforts to initially resolve all claims, controversies and disputes ("Dispute") between the parties through direct discussions. To that end, either party may give the other party written notice of any dispute not resolved in the normal course of business. Upon such notice, the parties shall attempt in good faith to resolve the dispute promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

        15.2 If the parties are unable to resolve the Dispute by such means within 30 days of the notice date, or such other time period as mutually agreed, then either party may commence arbitration pursuant to the then-current Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), as modified or supplemented under this Section 15. The Federal Arbitration Act, 9 U.S.C. Sec. 1-16 shall govern the arbitrability of all Disputes. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's decision and award shall be final and binding and judgment may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator. If the arbitration of the Dispute is initiated by Customer, the laws of the State of California shall govern the construction and interpretation of this Agreement, and the arbitration shall occur in San Francisco, California. If the arbitration of the Dispute is initiated by Supplier, the laws of the State of Colorado shall govern the construction and interpretation of this Agreement, and the arbitration shall occur in Denver, Colorado.

        15.3 The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, contents or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceedings, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award results from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties.

        15.4 Notwithstanding any of the foregoing, either party may request injunctive and/or equitable relief either from the arbitrators or from a court in order to protect the rights or property of the party, pending the resolution of the dispute by arbitration as provided hereunder.

16. Force Majeure: Neither party is liable to the other party for any delay, error, failure in performance or interruption of performance resulting from causes beyond their control whether or not foreseeable or identified, including without limitation acts of God, strikes, lockouts, riots, acts of war, governmental regulations, fire, power failure, earthquakes, severe weather, floods or other natural disease or the other party's or any third party's hardware, software or communications equipment or facilities ("Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the party whose performance is affected thereby ("affected party") shall promptly notify the other party of such Event, and the parties agree to work together to resolve any issues arising as a result of such Force Majeure Event. The affected party agrees to resume performance as soon as reasonably possible. Notwithstanding the foregoing, if the Force Majeure Event lasts for a continuous period of 90 days or more, either party may elect to terminate this Agreement and/or any Order affected by such Force Majeure Event upon written notice without penalty or other consideration.

17. Remedies: Subject to the Article on Dispute Resolution contained in this Agreement, the remedies stated in this Agreement are cumulative and are in addition to any other rights available in law or in equity.

18. Records and Audits: With respect to any Deliverables developed under a Statement of Work for which Supplier is compensated on a time-and-materials basis or otherwise reimbursed for expenses (rather than paid on a flat fee basis for such development), Supplier shall maintain complete and accurate records of all charges for such expenses incurred by Customer ("Reimbursable Expense Records"), in accordance with generally accepted accounting principles, for a period of twenty-four (24) months from the date of termination, cancellation or expiration of this Agreement. Upon request, Supplier agrees to submit a copy of receipts or other documentation of such expenses and copies of invoices previously submitted to Customer. In addition, during Supplier's normal business hours or as otherwise mutually agreed, Customer, through an independent third-party auditor, may inspect and make copies of such Reimbursable Expense Records only upon no less than 10 days prior written notice.


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

                                                      Agreement No. 9800051509

In addition, each party shall submit with each of its payments to the other party a detailed report of the calculation of each such payment. Each party will retain records relevant to its calculations of the payments made to the other party during the term of this Agreement and for a two (2) year period thereafter. Each party shall have the right, at its expense, acting through an independent third-party auditor, to examine and audit such records at all reasonable times, on at least ten (10) days notice to the other party, but no more than once every six (6) months.

19. Assignment and Delegation: Neither party shall assign this Agreement, in whole or in part without the prior written consent of the other party; and any attempted assignment by such party shall be void; provided, however, that a party may assign this Agreement to an affiliate, or to a successor to a majority of the party's voting stock or to an entity that acquires all or substantially all of the party's assets without having to obtain the other party's prior written consent; and provided, further, that Supplier may delegate or subcontract to a third party any or all of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

20. Notices: Any notices required under this Agreement shall be sent to the addresses of the parties stated below. Notice will be deemed given (1) as of the day they are deposited with an overnight courier, charges prepaid, return receipt requested, with a confirming telefax; or (2) as of the day of receipt if they are deposited in first class U.S. Mail, charges prepaid, return receipt requested; or (3) as of the day of receipt if they are hand delivered.

21. Advertising, Publicity: Neither party shall use the other party's names, marks, codes, drawings or Specifications in any advertising, promotional efforts or publicity of any kind without the prior written permission of the other party, which permission shall not be unreasonably withheld, conditioned or delayed.

22. Waivers: No waiver of any provision of this agreement or any right or obligation of a party shall be effective unless in writing, signed by the parities. The failure of either party to enforce a right shall not constitute a waiver.

23. Modifications or Amendments: Modifications and amendments to this Agreement shall be in writing and signed by the parties.

24. Nonexclusive Agreement: This Agreement is nonexclusive and Customer does not make any commitment or guarantee for any minimum or maximum amount of purchases.

25. Severability: Any term of this Agreement which is held to be invalid, illegal, unenforceable or void will in no way affect any other provision.

26. Several Liability: If more than one party is referred to as Customer, then their obligations and liabilities shall be several, not joint.

27. M/WBE Subcontracting Plan: Support of Minority and Women Businesses is part of Customer's ongoing business strategy. If required by Customer, Supplier agrees and commits to use reasonable efforts to subcontract in accordance with its subcontracting plan mutually agreed-upon by the parties, and such subcontracting plan shall be incorporated herein as an attachment to the Agreement entitled "M/WBE Subcontracting Plan."

28. Electronic Data Interchange ("EDI"): It is Customer's objective to procure Services utilizing EDI. If Supplier is EDI capable, Customer and Supplier shall enter into a Trading Partner Arrangement to implement EDI transactions and such arrangement will be incorporated herein as an attachment to the Agreement entitled "Electronic Data Interchange."

29. Year 2000 Compliance. Supplier warrants that Supplier's provision of Services to Customer, and any related Deliverables provided to Customer under this Agreement, will not be adversely affected by the occurrence or use of dates before, on, or after January 1, 2000 A.D., including dates and leap years between the twentieth and twenty-first centuries ("Millennial Dates"). Any deliverables (including any software, hardware or firmware product(s) delivered by Supplier to Customer) will without error or omission, create, receive, store, process and output (collectively, "Compute") information related to Millennial Dates. This warranty includes, without limitation, that the deliverables will accurately, and without performance degradation, compute Millennial Dates, date-dependent data, date-related interfaces, or other date-related functions (including, without limitation, calculating, comparing, and sequencing such functions). At Customer's request, Supplier will provide written evidence sufficient to demonstrate adequate testing and conversion of the deliverable to meet the foregoing requirements. The foregoing warranty is conditioned upon the software, hardware, network and systems (other than Supplier's) with which the Services and deliverables interface or interoperate also being unaffected by Millennial Dates.


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                               a need to know

                                                      Agreement No. 9800051509

30. Entire Agreement: This Agreement and all Statements of Work hereunder constitutes the entire agreement between the parties for the Services and Deliverables to be provided. Any prior oral or written communications or agreements of the parties with respect to the Services or Deliverables not expressly set forth in this Agreement or any Statement of Work are of no force or effect. Any additional or inconsistent terms in any acknowledgment or acceptance of an order, or any other document not in compliance with Article 23, are of no effect.


--------------------------------------------------------------------------------
The Parties, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives on the dates set forth below.



U S WEST Communications Services, Inc.                            Critical Path, Inc.

---------------------------------------------------------        ---------------------------------------------------------------
(Authorized Signature)                                            (Authorized Signature)

Joseph R. Zell
---------------------------------------------------------        ---------------------------------------------------------------
(Print or Type Name of Signatory)                                 (Print or Type Name of Signatory)

President, U S WEST !NTERPRISE
---------------------------------------------------------        ---------------------------------------------------------------
(Title)                                                           (Title)

December 9, 1998
---------------------------------------------------------        ---------------------------------------------------------------
(Execution Date)                                                  (Execution Date)

Address for Purposes of Notices:                                  Address for Purposes of Notices:
700 W. Mineral Ave.
Mailstop: CO H6                                                   320 First Street
---------------------------------------------------------        ---------------------------------------------------------------
Littleton, Colorado 80120                                         San Francisco, California 94105
---------------------------------------------------------        ---------------------------------------------------------------

---------------------------------------------------------        ---------------------------------------------------------------


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

                                                      Agreement No. 9800051509


                  STATEMENT OF WORK #1 DATED DECEMBER 7, 1998
                  -------------------------------------------
                                    To the
                                    ------
               MASTER SERVICES AGREEMENT DATED DECEMBER 7, 1998
               ------------------------------------------------

                                E-MAIL SERVICES
                                ---------------

                              (WEB-BASED E-MAIL)


THIS Statement of Work #1 for Email Services ("Email Agreement") is attached to and made part of the Master Services Agreement. In the event any terms and conditions of this Email Agreement conflict with the Master Services Agreement, this Email Agreement shall control for the purposes of this Email Agreement only.U S WEST

1.  Provision of Services.
    ---------------------

    1.1  Services to be Provided.  Under the terms and conditions of this Email
         -----------------------
    Agreement, CP shall provide, and U S WEST hereby accepts, e-mail outsourcing services described in Exhibit A ("Services") which U S WEST may resell to users ("Users") of U S WEST's Customer service ("U S WEST Service"). U S WEST hereby agrees that it will access, re-sell and make the Services available to Users only pursuant to Exhibit C attached to this Email Agreement, as may be modified by CP from time to time upon notice to U S WEST, or under similar terms and conditions as agreed to in advance by CP ("Terms of Use").

    1.2  Services Introduction.  The parties agree to work together in an
         ---------------------
    expeditious and transparent manner to launch or transition Users to CP's e-mail messaging system through which CP provides the Services ("CP System"). U S WEST shall provide to CP information and materials, such as the domain name, e-mail addresses and passwords, ("User Information") necessary for CP perform the set-up and other initial services ("CP Transition Services") to launch or transition the Users' to the CP System. Upon completion of the CP Transition Services, U S WEST shall perform any necessary changes to the U S WEST Service ("U S WEST Transition Services") before Users will have access to the Services.

    1.3  Privacy.  CP has a corporate policy to respect the privacy of its
         -------
    partners and their e-mail messages that are transmitted through the CP System or by means of the Services. CP will only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the Services, to operate or maintain its systems or to protect itself or its customers.

    1.4  Suspension or Termination.  If CP becomes aware of or suspects any
         -------------------------
    violation of the Terms of Use by U S WEST or any User, CP first shall attempt to notify U S WEST and provide reasonable detail of such violation. The parties shall use best efforts to promptly resolve the matter. However, CP reserves the right to immediately suspend or terminate the provision of Services to the User as reasonably necessary to protect CP's interests.

    1.5  Modification of Services. During the term of this Email Agreement, CP
         ------------------------
    will not, without U S WEST's prior consent (which consent shall not be unreasonably withheld, delayed or conditioned), delete any of the features of the Services identified in Exhibit A, Paragraph I, except that CP may without U S WEST's consent substitute such features with new features that have similar or improved functionality or as necessary to meet any applicable legal, regulatory or industry-standard requirements or demands. CP may, and reserves the right to modify the features and functionality of the CP System from time to time. However, CP will not modify the CP System in a manner that would significantly affect Users' use of or ability to use the Services, without providing reasonable prior notice to U S WEST of any such modification, no less than thirty (30) days.

    1.6  Advertisements and Commercial Use.  The parties agree that U S WEST may
         ---------------------------------
    include U S WEST's own internal advertisements or advertisements for an affiliate of U S WEST for display on U S WEST's Web Mail Page to Users and that U S WEST shall not be obligated to pay CP any amounts for such advertisements. As used in this Section, "affiliate" means an entity that controls, is controlled by or is under common control with, U S WEST. "Control" means having fifty percent or more of a corporate entity's voting stock entitled to vote for its governing body or fifty percent or more equity interest of a non-corporate entity. However, if U S WEST solicits any third parties for advertisements to be included for display on U S WEST's Web Mail Page, then U S WEST shall provide prompt written notice to CP, and CP shall have the right to also solicit third parties for such advertisements. The parties shall share in the net advertising revenues resulting from such third-party advertisements in percentages to be mutually agreed but which shall be proportionate to the effort, resources and services provided by each party with respect to such advertising. The parties' respective shares and other terms and conditions relating to such revenues (including payments and reporting) shall be included in an addendum to this Email Agreement. Each party shall be solely responsible for all obligations, liabilities and duties under any and all agreements with third parties with regard to such advertisements, unless otherwise expressly agreed in writing by the other party. U S WEST agrees that it will resell the Services only bundled with other U S WEST products and services and not as a stand-alone service or product offering. In particular, and without limiting the generality of the foregoing, U S WEST agrees that it will not resell the Services to, and that none of the Users include or will include, an Internet service provider, a web hosting company, or an email service


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                                                      Agreement No. 9800051509

    provider. Other than such permitted resale as part of a bundled offering and obtaining advertising to be included on U S WEST's Web Mail Page as provided under this Email Agreement, U S WEST agrees that it will not otherwise make commercial use of or generate income from the Services or the CP System.

    In addition, U S WEST will assist in the sales of advertising inventory through its sales channels for CP's customers that do not have the capability to sell all of the advertising inventory for their Web-Email site(s), as mutually agreed by the parties and subject to CP's customer approval if necessary. Advertising revenues achieved through this relationship will be split as required under the agreement between CP and CP's customers, and CP's share after such split will be shared between U S WEST and CP as mutually agreed.

2.  Pricing and Payment.
    -------------------

    Pricing and Payment.  Exhibit A specifies CP's charges for the Services and
    -------------------
    other payment provisions. All amounts payable hereunder are exclusive of any sales, use, excise, property or any other taxes associated with the provision of Services or of U S WEST's or Users' access to or use of the CP System. U S WEST is responsible for payment of any and all such taxes (excluding taxes based on CP's net income).2.2

3.  Disclaimer of Warranties.
    ------------------------

    3.1 CP and its suppliers make no warranties regarding the quality, reliability, timeliness or security of the Services or the CP System or that the Services or the CP System will be uninterrupted or error free. CP and its suppliers assume no responsibility or liability for the deletion or failure to store, or to store properly, e-mail messages. U S WEST and Users assume the entire risk in downloading or otherwise accessing any data, files or other materials obtained from third parties as part of the Services or by means of the CP System, even if U S WEST or User has paid for virus protection services from CP.

    3.2 U S WEST shall be solely responsible for any warranties provided to Users with respect to the Services or the CP System.

4.  Service Outage Credit.
    ---------------------

    4.1 In the event of disruption of provision of the Services or availability of the CP System (other than any disruption from a Force Majeure Event) for a continuous period longer than twenty-four (24) hours, U S WEST's sole remedy shall be refund of a pro rata portion of the price paid for the affected Services during such period of disruption. CP's entire liability, and U S WEST's and Users' entire and exclusive remedy, under this Email Agreement for any damages from any cause whatsoever, regardless of form or action, whether in contract, negligence or otherwise, shall in no event exceed an amount equal to the price paid for the Services out of which the claim arose.

5.  Term and Termination.
    --------------------

    5.1  Term.  This Email Agreement shall continue in effect from the
         ----
    Effective Date for one (1) year period, and thereafter shall renew automatically for successive one (1) year periods unless either party gives the other party at least sixty (60) days prior written notice of its intent not to renew this Email Agreement.

    5.2  Termination for Convenience.  Notwithstanding the foregoing, either
         ---------------------------
    party may terminate this Email Agreement at any time, without cause, upon ninety (90) days prior written notice to the other party.

    5.3  Termination for Breach. Notwithstanding the foregoing, either party may
         ----------------------
    terminate this Email Agreement by giving to the other party written notice of such termination and an opportunity to cure within thirty (30) days after receipt of such notice, upon the occurrence of any of the following events:
    (i) the other party materially breaches or defaults in any of the material terms or conditions of this Email Agreement, (ii) the other party makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, or (iii) any proceedings are instituted by or against the other party in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution.

    5.4  Effect of Termination.  Notwithstanding the foregoing, upon any notice
         ---------------------
    of termination, CP shall provide reasonable assistance to U S WEST in the migration of its e-mail system to a setup as reasonably requested by U S WEST, and U S WEST agrees to pay for all Services rendered to U S WEST until the migration is complete. If termination of this Email Agreement is due to U S WEST's breach, U S WEST shall, in addition to payment of all Services fees, be required to pay for CP's assistance in such migration at CP's then-current time and materials rate and shall pay any out-of-pocket expenses incurred by CP in connection with such migration. After migration, CP shall delete all stored e-mail messages of U S WEST and Users on the CP System, cease providing all Services and access by U S WEST and Users to the CP System. Within thirty (30) days of the later of termination of this Email Agreement or the date of migration completion, each party shall pay to the other all accrued and unpaid fees.

    5.5  Survival.  Sections 2, 3, 4, 7.4, 7.5, and 9 and Exhibit A (as to
    ---  --------
    amounts accrued but unpaid and paragraph B.3) shall survive any expiration or termination of this Email Agreement.


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                                                      Agreement No. 9800051509

6.  Ownership. CP owns and retains all right, title and interest in and to the
    ---------
Services provided, and the CP System made available, hereunder. As between U S WEST and CP, U S WEST shall own all right, title and interest in the User Information, subject to CP's right to use such User Information in performing under, or as otherwise expressly permitted by, this Email Agreement. Further, as between U S WEST and CP, U S WEST shall be responsible for all acts and omissions of Users.

--------------------------------------------------------------------------------
The Parties, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives on the dates set forth below.


U S WEST Communications Services, Inc.                            Critical Path, Inc.

---------------------------------------------------------        ---------------------------------------------------------------
(Authorized Signature)                                            (Authorized Signature)

Joseph R. Zell
---------------------------------------------------------        ---------------------------------------------------------------
(Print or Type Name of Signatory)                                 (Print or Type Name of Signatory)

President, U S WEST !NTERPRISE
---------------------------------------------------------        ---------------------------------------------------------------
(Title)                                                           (Title)

December 9, 1998
---------------------------------------------------------        ---------------------------------------------------------------
(Execution Date)                                                  (Execution Date)

Address for Purposes of Notices:                                   Address for Purposes of Notices:
700 W. Mineral Ave.
Mailstop: CO H6                                                   320 First Street
---------------------------------------------------------        ---------------------------------------------------------------
Littleton, Colorado 80120                                         San Francisco, California 94105
---------------------------------------------------------        ---------------------------------------------------------------

---------------------------------------------------------        ---------------------------------------------------------------

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                               a need to know

                                                      Agreement No. 9800051509

                                   EXHIBIT A
                                   ---------

                         SERVICES, CHARGES AND PAYMENT
                         -----------------------------

This Exhibit A is attached to and made a part of the E-mail Agreement between U S WEST and CP (the "Email Agreement") and is subject to the terms and conditions of the Email Agreement.


A. Basic Services Fees - U S WEST agrees to pay CP a fee of **** ("Mailbox Fee") per mailbox per month for the first 500,000 web-based email accounts provided to Users during the term of the Email Agreement. The price per mailbox per month that U S WEST pays to CP shall decrease to **** upon U S WEST purchasing its 500,001 concurrent mailbox and shall decrease to **** per mailbox per month upon U S WEST purchasing its 1,000,001 concurrent mailbox and will remain at this rate for so long as such level is maintained or upon the occurrence of the MFC-Plus condition listed in Section B below. The decreased price per mailbox shall be effective the first day of the month following the month in which the applicable threshold is reached As used herein, "concurrent" means that as of the date the threshold level is reached, U S WEST shall have the applicable number (threshold level) of mailboxes available for use by Users. For example, in order for U S WEST to qualify to the **** per mailbox monthly fee, U S WEST at that time must have, and be paying CP for, no fewer than 500,001 mailboxes.

B. MFC-Plus Pricing: U S WEST is to receive Most Favored Customer-Plus ("MFC-Plus") mailbox pricing with respect to webmail services provided hereunder as follows: If after the Effective Date of this Email Agreement, CP enters into an agreement with any U.S.-based portal ("Other Customer") that provides a more favorable price package to such Other Customer for similar webmail Services, in similar quantities, with similar mailbox requirements and features and under similar terms and conditions as those provided under this Email Agreement, U S WEST will have the option to adopt such a package in addition to receiving an additional **** discount off the webmail fees specified in Paragraph A above.

C. Joint Development: The parties may, from time to time, agree to jointly develop certain products, features, services or other projects. Any product to be produced by a joint development project undertaken by U S WEST and CP will be governed by the terms and conditions of a separate written agreement which shall, at a minimum, include the following terms:

     . U S WEST and CP will jointly develop a project resource plan for any proposed joint development.
     . For any jointly developed product agreed upon by the parties, U S WEST will receive a time-to-market advantage or no less than **** months before the product is made generally available to other CP customers.
     . At such time as jointly developed products are made available to any 3rd parties, U S WEST and CP will share in the royalty fees, and/or usage fees associated with the licensing or use of the development works, as mutually agreed, based upon the percentage of effort, funding and intellectual property that U S WEST and CP has invested into the development effort. Such royalty sharing may be perpetual for the life of the product and any derivative products substantially based on such work.

D. Premium Features Fees U S WEST and CP agree to negotiate the fees for future Premium Features ordered by U S WEST as referred to in Addendum 1 of this Exhibit A.

E.   Demographic Services and Fees

          1. For hosting and reporting services with respect to demographic information of U S WEST's webmail users ("Demographic Services"), U S WEST agrees to pay CP a non-recurring consulting fee for the development of such Services, and upon development and availability of such Services, U S WEST agrees to pay CP a monthly fee for ongoing Demographic Services. The detailed scope and description of the Demographic Services, applicable functional and performance specifications, reporting requirements, fees, key assumptions and similar information with respect to the Demographic Services will be mutually agreed to by the parties and specified in an exhibit to be attached hereto.

          2. Sale of Demographic Information. U S WEST intends to disclose its Users' demographic information collected by CP hereunder to certain third-party vendors who may desire to place or display advertisements and similar promotional materials to such Users through the Services. U S WEST agrees that it will share, as the parties shall mutually determine, the revenues that U S WEST receives from such third-party vendors for any and all such advertising and promotions. The parties agree that each party's share of such revenues shall be proportionate to the effort, resources and services provided by each party with respect to such advertising.

  * CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                      Agreement No. 9800051509


          3. Certain Responsibilities. The parties agree that the data collected using the Demographic Services may be subject to applicable privacy and similar laws and all use of the such data shall be in accordance with all applicable laws, rules and regulations. U S WEST agrees to indemnify CP for any and all claims, losses, damages, expenses or liabilities ("Claims") arising out of the collection of such data (except to the extent any such Claim is based upon CP's gross negligence or willful misconduct) and U S WEST's disclosure and use of the Demographic Information collected using the Demographic Services and reported by CP to U S WEST.


F.   Branding
          1.  Fees - U S WEST will pay to CP a one-time fee **** for CP's
              ----
     branding of the Web Mail Page. U S WEST will pay CP a one-time fee of **** for the development of an automatic sign-up page (at U S WEST's option) and **** for permanent signatures. Once approved (as provided in paragraph 2 below), CP shall only be obligated to make one change to the look and feel of the branded Web Mail Page and the automatic sign-up page, if applicable, at no additional charge. Any additional services or any customization above and beyond the basic branding and development of the Web Mail Page, automatic sign-up page, and signatures will be billed at $75 per hour, with a minimum of one hour per request.

          2.  Provision, Development and Approval - U S WEST shall provide CP
              -----------------------------------
     with all text and images ("Branding Materials") necessary for CP to brand U S WEST's Web Mail Page. U S WEST warrants and represents to CP that U S WEST has full power and authority to provide to CP, and to authorize CP's use of, the Branding Materials provided by U S WEST for branding the Web Mail Page, and agrees to defend and indemnify CP with respect to any claims arising from CP's use of such Branding Materials. CP shall develop the branded Web Mail Page using such Branding Materials and shall provide, or otherwise make available to U S WEST, such developed Web Mail Page for U S WEST's review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. U S WEST's approval shall be deemed given if U S WEST does not provide to CP notice of its rejection of the branded Web Mail Page within seventy two (72) hours of CP's provision of it.

          3.  Proprietary Rights - U S WEST grants to CP a non-exclusive,
              ------------------
     nontransferable, worldwide, royalty-free, irrevocable (during the term of the Email Agreement) license to reproduce, display, perform, modify, prepare derivative works of and otherwise use the Branding Materials for the purpose of branding U S WEST's Web Mail Page and making such Web Mail Page available through the CP Services to Users. U S WEST shall retain all other proprietary right it may have in and to the Branding Materials. CP shall retain all proprietary rights in and to the CP Services (not including the Branding Materials as incorporated into U S WEST's Web Mail
     Page) and all development tools, routines, subroutines, applications, software and other materials (not including the Branding Materials) that CP may use in connection with branding the Web Mail Page.

G. Support - As part of the Services, CP shall provide 2nd tier telephone support to U S WEST twenty-four (24) hours a day, seven (7) days a week. In addition, the parties agree that 1st tier support to Users shall be outsourced to a third party jointly selected and managed by CP and U S WEST. CP shall periodically invoice U S WEST, and U S WEST agrees to pay all such invoices, for such 1st tier support.

H. Payment by U S WEST to CP - All fees for Services shall be applicable for any month, or portion thereof, in which such Services are rendered. Notwithstanding the foregoing, the fees for Services shall begin accruing, and be payable by U S WEST to CP, upon the earlier of completion of the U S WEST Transition Services or thirty (30) days after completion of the CP Transition Services, as provided in Section 1.2 of the Email Agreement. CP will invoice U S WEST each month for fees that have accrued during the previous month. All fees are payable by U S WEST within thirty (30) days of the invoice date in accordance with this Exhibit and the Email Agreement. In addition, if during the previous month, CP performed any work on the branding of the Web Mail Page as provided herein, CP will include in the monthly invoice, and U S WEST shall pay, the applicable fees for such work. Payments received by CP after the due date shall be subject to a late fee of one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law.

I. Storage Capacity - Each mailbox provided hereunder shall have a maximum storage capacity of 2.5 MB. U S WEST may purchase additional storage space from CP upon payment of CP's then-current fees. CP shall notify any User that User's mailbox is approaching or exceeds the maximum limit. Thereafter, if such User exceeds the maximum storage capacity, CP may delete e-mail messages from the affected mailboxes, at CP's discretion.

J. Email Viewer - CP is currently developing for its customers an interface ("Email Viewer") that will allow ***** to ***** and ***** on a limited basis their ***** through the *****. The Email Viewer will have a look and feel consistent with CP's web mail. Upon availability of such interface (which is currently expected to be during the *****), CP will make the Email Viewer software (and any subsequent versions) available for use by U S West for its ***** customers for a licensing fee not to exceed *****% of the per user pricing in paragraph A of this Exhibit.

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                     Agreement No. 9800051509


                                  ADDENDUM 1
                                      TO
                                   EXHIBIT A

                               PREMIUM FEATURES

From time to time, CP makes available optional features ("Premium Features") of the Services that, if ordered by U S WEST, shall be chargeable in addition to the Mailbox Fee specified in Exhibit A. Upon availability of each Premium Feature ordered by U S WEST, U S WEST agrees to pay CP the following fee:

      Additional Storage             ****/ add'l 5 MBs/month
     --------------------------------------------------------
      POP3 e-mail hosting            ****/year
     --------------------------------------------------------

Pricing for future features to be agreed and negotiated separately. U S WEST shall have the right to set its own retail prices at which U S WEST resells such Premium Features to Users.



* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                      Agreement No. 9800051509

                                   EXHIBIT B
                                   ---------
                            SERVICE LEVEL AGREEMENT
                            -----------------------

1.  Performance
a) Average less than **** seconds response time for **** of requests. Measures server response time only, not network transmission time.
b)  Average **** up time.
c)  Post an approved message in the event of a system outage.

2.  Monitoring/Reporting
a)  Provide details on the method used to monitor performance times.
b) Provide monthly reporting which details server up time with the following details per period:
       .   average response
       .   actual daily response time detail
       .   average server up time
       .   actual daily up time

This information will be emailed to U S WEST on third working day of each month for the previous month's reports.

3.  Escalation Procedures
a)  Notify U S WEST via the following email addresses in case of a service outage:
       .   rmajeru@uswest.com
b) Notify U S WEST within **** minutes of a service outage. Status information to include:
       .   reason for the outage.
       .   ETA for service restoral.
       .   Frequency of outage updates
c) If U S WEST experiences a service outage and has not been notified by email by Critical Path, U S WEST will contact the Senior System Administrator at Critical Path by pager at 415/764-6203 and will be given the information listed in 3.b).
d)  Continue to notify U S WEST with updated status for the duration of the outage.
e)  Provide a post-incident summary.  This summary should include:
       .   the cause of the problem.
       .   method used to correct the problem.
       .   measures Critical Path will take to prevent further occurrences.

4.  Business Resumption
a) Critical Path must prove the ability to switch processing from the primary server to a hot backup server within 30 minutes. Testing of this procedure will be conducted as requested by U S WEST on a designated weekend by both Critical Path and U S WEST personnel during Critical Path's maintenance window.
b) Any modifications (by U S WEST) and/or network configuration changes (including system maintenance) as well as upgrades and removal of devices that impact the production and network connectivity need to be advised of before they occur by designated/qualified personnel.

     * CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                      Agreement No. 9800051509


                                   EXHIBIT C
                                   ---------

                                 TERMS OF USE
                                 ------------

                 Please read the following agreement carefully.
     You must accept the agreement to be able to use the U S WEST Service.

1.   Acceptance of Terms of Use
U S WEST's mail service ("U S WEST Service") is provided free of charge to registered users (each, a "User") under these Terms of Use. BY COMPLETING THE REGISTRATION PROCESS AND CLICKING THE "I ACCEPT" BUTTON, YOU ARE INDICATING YOUR AGREEMENT TO BE BOUND BY THESE TERMS OF USE. These Terms of Use are the entire agreement between you and U S WEST with respect to the services provided by U S WEST.

2.   Registration Information; Disclosure
User agrees that U S WEST may disclose to third parties certain information, in the aggregate, contained in users' registration applications, including User's application. U S WEST will not disclose User's name, address, e-mail address or telephone number, without User's prior written consent, except to the extent necessary or appropriate to comply with applicable laws or regulations or in legal or administrative proceedings where such information is relevant. U S WEST reserves the right to terminate any User's account if U S WEST learns that such User has provided U S WEST false or misleading registration information.

3.   Modifications of these Terms of Use
U S WEST may modify these Terms of Use from time to time in its sole discretion. U S WEST will provide User with reasonable notice of any such changes, and User's continued use of the U S WEST Service will be deemed to constitute User's acceptance of any such changes.

4.   U S WEST's Rights
U S WEST may modify or discontinue User's account or the U S WEST Service with or without notice to User, without liability to User or any third party. Content presented to User or otherwise available through the U S WEST Service provided by U S WEST or a supplier is protected by copyright, trademark, service marks, patents or other proprietary rights or laws. User shall only be permitted to use this content as expressly authorized by the provider. User may not copy, distribute or create derivative works from such contents without express permission.

5.   Contents of Messages
It is U S WEST's policy to respect the privacy of its Users. U S WEST does not, and cannot, monitor, censor or edit the contents of User's e-mail messages. User alone is responsible for the contents of User's messages, and the consequences of any such messages. User agrees that it will not transmit or disseminate:
(i) advertising, chain letters, spam, junk mail or any other type of unsolicited e-mailing (whether commercial or informational) to persons or entities that have not agreed to be part of such mailings; (ii) harassing, libelous, abusive, threatening, obscene or otherwise objectionable materials or materials which infringe or violate any third party's copyright, trademark, trade secret, privacy or other proprietary or property right, or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law or regulation; or (iii) viruses or other harmful, disruptive or destructive files. User agrees that it will not use or attempt to use another person's or entity's account, service or system without authorization from the owner, nor will User interfere with the security of, or otherwise abuse, the U S WEST Service, system resources or accounts, or any network or another user's use or enjoyment of the mail services. User may not forge header or address information. U S WEST will only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the services, to operate or maintain its systems or to protect itself or its suppliers If U S WEST becomes aware and determines, in its sole discretion, that User is violating any of these Terms of Use, U S WEST and its suppliers reserve the right to terminate User's account, impose fines and/or termination charges, and take any other action to enforce U S WEST's and its suppliers' rights.

6.   Account and Password
User is responsible for maintaining the confidentiality of its account number and password. User shall be responsible for all uses of its account, whether or not authorized by User. User agrees to immediately notify U S WEST of any unauthorized use of its account.


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                                                      Agreement No. 9800051509

7.  Disclaimer of Warranties
USER EXPRESSLY AGREES THAT USE OF THE CUSTOMER SERVICE IS AT USER'S SOLE RISK. THE CUSTOMER SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. CUSTOMER DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. CUSTOMER DOES NOT MAKE ANY WARRANTY THAT THE CUSTOMER SERVICE WILL MEET USER'S REQUIREMENTS, OR THAT THE CUSTOMER SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES CUSTOMER MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE CUSTOMER SERVICE OR AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH THE CUSTOMER SERVICE. USER UNDERSTANDS AND AGREES THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE CUSTOMER SERVICE IS AT USER'S OWN DISCRETION AND RISK AND THAT USER WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO USER'S COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA. CUSTOMER DOES NOT MAKE ANY WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE CUSTOMER SERVICE OR ANY TRANSACTIONS ENTERED INTO BY USE OF OR THROUGH THE CUSTOMER SERVICE. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY USER FROM CUSTOMER OR THROUGH THE CUSTOMER SERVICE SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.

8.  Limitation of Liability
CUSTOMER AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, RESULTING FROM THE USE OR THE INABILITY TO USE THE CUSTOMER SERVICE OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO BY MEANS OF OR THROUGH THE CUSTOMER SERVICE OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF USER'S TRANSMISSIONS OR DATA, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLE, EVEN IF CUSTOMER OR ITS SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.  E-mail Message Storage
U S WEST does not assume any responsibility for the deletion or failure to store e-mail messages. If User exceeds the maximum permitted storage space, U S WEST reserves the right to delete e-mail messages from the affected mailboxes, at its discretion.

10.  Promotional Messages
U S WEST and/or third parties may, from time to time, send e-mail messages to User containing advertisements, promotions, etc. U S WEST does not make any representation or warranty with respect to any such e-mail messages or any goods or services which may be obtained from such third parties, and User agrees that U S WEST shall have no liability with respect thereto.

11.  Indemnification
User agrees to indemnify and hold U S WEST, its suppliers and their respective affiliates, officers, directors, employees and agents, harmless from any claim, action or demand, including reasonable attorneys' fees, made by any third party due to, arising out of or related to User's use of the U S WEST Service or the violation of these Terms of Use by User, including without limitation the infringement by User, or any other user of User's account, of any intellectual property or other right of any person or entity.

12.  Applicable Law
These Terms of Use shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to its conflict of law provisions.

13.  Third Party Beneficiary
Critical Path Inc., as a supplier of U S WEST, shall be a third party beneficiary of these Terms of Use and entitled to the rights and remedies available to third party beneficiaries.

14.  Age Consent
"I hereby attest to the fact that I have read and understand the Terms of Use. I voluntarily accept and will comply with all terms and conditions. I am at least eighteen (18) years on the date of such acceptance, or a parent or guardian has read and understands the Terms of Use and will ensure that any use by a minor will comply with such Terms of Use."

                               I ACCEPT/I DECLINE

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

                                                      Agreement No. 9800051509

                STATEMENT OF WORK # 2 DATED December 10th, 1998
                                            -------------------
                                     to the
                  SERVICES AGREEMENT DATED December 10th, 1998
                                           -------------------

This Statement of Work #2 is attached to and made part of the Services Agreement. In the event any terms and conditions of this Statement of Work conflict with the Services Agreement, this Statement of Work shall control for the purposes of this Statement of Work only.

--------------------------------------------------------------------------------
Scope of Services: This Statement of Work #2 specifies the Deliverables and additional Services to be provided by Supplier to Customer with respect to the Email Services provided under Statement of Work #1 as follows:
Deliverables:

     1. Software that allows Customer's users and prospective users of Customer's email services to register for an email account, and login to such account, over the internet. Advertising banners will be displayed whereby a user or prospective user can click and be redirected to the advertiser's web site.
     2. A database (design and content) of demographic information provided by each user of the registration and login pages.
     3.             The license to use NT and SQL servers for the database.
     4. The application front-end source code (used to build the web pages), connectivity source code (code which communicates to Supplier's APP to create a mailbox).

Deliverables #1 and 2 and 3 shall be considered to be Work Product, and Deliverable #4 shall be considered Background Technology, as defined in and pursuant to the terms and conditions of Article 6 of the Agreement. In addition, deliverable #4 shall be considered Confidential Information of supplier, as defined in and pursuant to the terms and conditions of Article 5 of the Services Agreement.

Services:
     1. Supplier will provide the web hosting of the account registration and login pages (Deliverable #1) until Customer is able to itself host such information which should be within 6 months from the date Services are launched.
     2. Supplier shall provide reports to Customer of the demographic information obtained though the account registration and login pages on a weekly basis. In addition, statistics regarding the advertisements included on such pages (number of click throughs and user demographics) will be sent to Customer as part of the weekly report. Reports will be generated and provided to Customer in flat file format.

Service Sites:  Services will be performed at the following locations:
Xuma Technologies LLC              Critical Path
655 Fourth Street                  320 First Street
San Francisco, CA 94107            San Francisco, CA  94105


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

                                                      Agreement No. 9800051509


Service Specifications/Performance Standards: Services shall be performed by Supplier according to the following Specifications and Performance Standards. (Include all technical, functional, operational and/or performance Specifications. Include all materials to be furnished to Customer. This may be in the form of an Exhibit if too large to include as part of the Statement of Work.)

US West will be provided with a web application, database and technical environment to:

      -    Capture US West customer registration & demographic information

      -    Interface to Critical Path's Application Provisioning Protocol

      -    Display Advertising & provide redirection on a user login page

      -    Host this environment in the Xuma Data Center

      -    Provide Weekly reports to US West

      - Provide a foundation for future interactive lookup of this information by US West and their customers



1       Registration & Login Application


1.1   Registration Page:


      This will be a hosted page where a US West customer enters demographic data:

      -    name/password

      -    zipcode

      -    phone

      -    gender selection

      -    age range selection

      -    hobbies

      -    frequency of offers

      - offer categories (e.g. fast food, travel, computing, sports, automotive

      -    identify whether customer would like to receive coupons

      -    registration information can be updated

      (US West will provide a zip code database to be cross referenced. If user is not within US West's region, then a message will be displayed that they are outside of the territory and a mail box cannot be established. Statistics for these users will still be kept.)

1.2   Create Mailbox:

      - Once the user has registered, a mailbox will be created through a java interface to Critical Path's APP. Mailbox accounts can be updated through the Mail Administration Center


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

                                                      Agreement No. 9800051509


1.3   Login Page:

      Once the customer has registered, they will be taken to a login page to enter their id and password.

      -    On the login page, six ad banners will appear.

      -    User will be redirected to proper URL based on ad selection.

      - Click-through & hits per banner statistics will be kept for each user.

      -    The login page will allow users to select Spanish or English

1.4   Reporting:

      A weekly report will be delivered to US West in flat file format that identifies:

      -    Ad Statistics (click-throughs & hits per banner)

      -    Demographic data per user

1.5   Technology:

      The technology platform for hosting this information will be:

      -    Windows NT version 4.0

      -    Microsoft SQL Server database

      -    Java Bean interface to Critical Path's APP Server

1.6   Testing:

      The application will be tested at Xuma and Critical Path.


2       Web Hosting Services

2.1   Description:

      Xuma's web hosting services for the US West website include all of the following full service features to allow US West to maximize it's internet investment while maintaining a state of the art website. These features include:

 .     Connectivity

      - High-capacity, fault tolerant UUNET connectivity

 .     Data Center Provisions
      -  Highly scalable data center facility, fully secured
      -  Advanced firewall and network security management and protection
      -  Full UPS and customer-dedicate circuit breaker power protection

 .     Commerce Server Specifications


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                                                      Agreement No. 9800051509

      - Nightly tape backup of customer data and database logs. Offsite storage and rotation.
      - Experience ecommerce engineers available onsite to add additional functionality upon request.

 .     Site Monitoring
      -    Detailed hit count and activity tracking with customized  reports.
      -    Comprehensive traffic and trend analysis of web server logs.
      - First class database administration support with regularly scheduled maintenance.
      - Proactive database performance diagnosis and tuning via scheduled database optimization scripts.
      -    Custom database activity tracking and reporting.

      Assumptions

 .     All relevant specifications, business rules, data and html are made available in a timely manner.

 .     A US West contact is available to clarify any questions/issues regarding the application functionality.

 .     Xuma does not have any rights to use, sell, reproduce, distribute, perform, display, prepare derivative works based on, modify or otherwise exploit US West's specific content or rules.
 .     US West can migrate the entire production and development environment
      (Web pages, database and APP communications) to US West's Data Centeras part of a separate phase of this project.

This Statement of Work #2 identifies only the Deliverables and Services, and applicable fees, for the first phase of a potentially multi-phased project. Any additional phases, and any additional deliverables, services and fees as part of such phases, shall be separately addressed in a different Statement of Work as mutually agreed.


Service Fees: During the term of this Agreement, fees for Services rendered under this Agreement shall be held firm and are as follows:

A not to exceed fee of $60,000 to develop the Deliverables in accordance with
                          -
the Specifications. Monthly fee not to exceed $3,000 for web hosting (bandwidth, reports, 4 hours of free maintenance). All maintenance work beyond 4 hours per month will be charged at $175 per hour.

Labor, Tools, Equipment and Materials: Supplier will be responsible for supplying all labor, tools, equipment and materials necessary to provide the Services.
Acceptance: Upon receipt of each Deliverable, Customer shall have seven (7) days in which to inspect and test such Deliverable and to notify Supplier if such Deliverable does not materially conform to the Specifications of this Statement of Work. If such notice is provided within such time period, Supplier shall promptly correct such nonconforming Services at its own expense. If no notice is received within such time period, or if Customer uses the Deliverable for commercial purposes, the Deliverable will be deemed accepted.
--------------------------------------------------------------------------------

Project Managers:

         Customer:                 Supplier:
         ---------                 ---------
         Rich Majerus              Bill Meehan
         612 664 3136              415-777-9641
         rmajeru@uswest.com        Stephanie Dunlea
                                   415-808-8715
                                   stephanie@cp.net

Status Reports: Supplier will provide Customer with written Status Reports on a weekly (weekly, monthly . . etc.) basis detailing the progress of the Services
------
and any problems that may affect the milestone dates for completion of Services. Project Changes: Any changes to the Scope of Services requested under this Agreement must be in writing signed by both parties.

--------------------------------------------------------------------------------
The parties, intending to be legally bound, have caused this Statement of Work to be executed by their authorized representatives on the dates set forth below.


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

U S WEST Communications Services, Inc.                            Critical Path, Inc.

---------------------------------------------------------        ---------------------------------------------------------------
(Authorized Signature)                                            (Authorized Signature)

Joseph R. Zell
---------------------------------------------------------        ---------------------------------------------------------------
(Print or Type Name of Signatory)                                 (Print or Type Name of Signatory)

President, U S WEST !NTERPRISE
---------------------------------------------------------        ---------------------------------------------------------------
(Title)                                                           (Title)

December 9th, 1998
---------------------------------------------------------        ---------------------------------------------------------------
(Execution Date)                                                  (Execution Date)

                                    Page 15


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